UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 22, 2016

First Priority Financial Corp.

(Exact name of registrant as specified in its charter)

Pennsylvania	333-183118	20-8420347
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 West Liberty Boulevard, Suite 104 Malvern, Pennsylvania		19355
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (610) 280-7100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 22, 2016, the Board of Directors of First Priority Financial Corp. (the “Company”) elected B.A. (Mackie) MacLean, Jr. as a Class II director of the Company. In addition, Mr. MacLean will serve as a Director of First Priority Bank, a wholly owned subsidiary of the Company.

Mr. MacLean will serve on the Compensation Committee of the Company’s board of directors. Mr. MacLean will be compensated for his service as a director of the Company on the same basis as other non-employee directors of the Company, including board fees and the eligibility to receive stock-based awards and other compensation paid to directors. There have been no transactions within the last fiscal year, or any currently proposed transactions, in which the Company was or is to be a participant and in which Mr. MacLean has or had a direct or indirect material interest which would be required to be reported under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST PRIORITY FINANCIAL CORP.

Dated: September 28, 2016	By:	/s/ Mark J. Myers
Mark Myers Chief Financial Officer